UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2023

THE TRADE DESK, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37879	27-1887399
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

42 N. Chestnut Street
Ventura, California 93001
(Address of principal executive offices) (Zip Code)

(805) 585-3434
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.000001 per share	TTD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.
  On May 10, 2023, The Trade Desk, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended March 31, 2023. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information in Items 2.02 and 9.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 5, 2023, Blake Grayson, the Company’s chief financial officer, informed the Company that he will be stepping down from his current position effective as of May 31, 2023.
Laura Schenkein, age 39, will succeed Mr. Grayson as the Company’s new chief financial officer effective as of June 1, 2023.
Ms. Schenkein has held various roles at the Company since February 2014, most recently as its executive vice president, financial planning and analysis since February 2023. Prior to her current role, Ms. Schenkein served as senior vice president, financial planning and analysis from January 2019 to February 2023, as vice president, financial planning and analysis from January 2017 to December 2018 and as director, financial planning and analysis from February 2014 to January 2017. Ms. Schenkein previously worked in finance and strategy in the healthcare technology and investment banking industries. Ms. Schenkein received a B.A. in International Relations from Tufts University and an M.B.A. from The Wharton School.
There are no arrangements or understandings between Ms. Schenkein and any other persons pursuant to which she was appointed as the chief financial officer of the Company. There are no family relationships between Ms. Schenkein and any director, executive officer or any person nominated or chosen by the Company to become a director or executive officer. No information is required to be disclosed with respect to Ms. Schenkein pursuant to Item 404(a) of Regulation S‑K.
The Company will also enter into an employment agreement and its standard form of indemnification agreement with Ms. Schenkein. The employment agreement with Ms. Schenkein will provide for, among other things, (i) a base salary of $575,000, (ii) an initial target annual bonus of $575,000 and (iii) a grant of a time-based restricted stock award for shares of the Company’s Class A common stock, par value $0.000001 per share (the “Class A Common Stock”), and a stock option to purchase shares of Class A Common Stock with an aggregate target equity amount of $4 million.
The foregoing summary of the employment agreement does not purport to be complete and is qualified in its entirety by the full text of the employment agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarterly period ending June 30, 2023.
A copy of the press release announcing the chief financial officer transition is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.
(d)	The following exhibits are being filed herewith:
Exhibit No.	Description
99.1	Press release of the Company, dated May 10, 2023.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
THE TRADE DESK, INC. (Registrant)

Date: May 10, 2023

	By:	/s/ Blake J. Grayson
Blake J. Grayson
Chief Financial Officer (Principal Financial and Accounting Officer)